Exhibit 99.2

Phelps Dodge Corporation c/o Corporate Election Services P.O. Box 1150 Pittsburgh, PA 15230	VOTE BY TELEPHONE

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Internet and telephone voting are available through 4:00 PM MST the day of the special meeting.
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Phelps Dodge Corporation, c/o Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683.	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Sign and return your proxy in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and mailed your proxy card. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing.

PHELPS DODGE CORPORATION	PROXY

The proxies are instructed to vote as directed, and in their discretion on all other matters. Where no direction is specified, this proxy will be voted “FOR” Proposals 1 and 2 as recommended by the Board of Directors.
The Board of Directors unanimously recommends a vote “FOR” PROPOSALS 1 and 2 below.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
PROPOSAL 1: Approve and adopt the Agreement and Plan of Merger, dated as of November 18, 2006, among Freeport- McMoRan Copper and Gold Inc., Phelps Dodge Corporation and Panther Acquisition Corporation.				PROPOSAL 2: Approve the adjournment of the special meeting, if necessary, to permit solicitation of additional proxies in favor of Proposal 1.

				Signature(s)	Date

NOTE: Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

PHELPS DODGE CORPORATION
VOTE YOUR SHARES VIA THE INTERNET OR BY TELEPHONE

Dear Shareholder:

Your vote is important and Phelps Dodge Corporation encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours a day, seven days a week. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

  To submit your proxy electronically via the Internet, go to the Website: http://www.cesvote.com and follow the prompts. You must use the control number printed in the box by the arrow on the reverse side of this card.

  To submit your proxy by telephone, use a touch-tone telephone and call 1-888-693-8683. You must use the control number printed in the box by the arrow on the reverse side of this card.

Also, you may view the Proxy Statement on the Internet at http://www.phelpsdodge.com.

If you have any questions or need assistance in voting, please call D. F. King & Co., Inc. toll-free at 1-800-769-4414. Shareholders calling from outside the U.S. and Canada may call +44 20 7920 9700.

Your vote is important. Thank you for voting.

Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.

PROXY

Solicited on behalf of the Board of Directors of Phelps Dodge Corporation

     The undersigned shareholder of PHELPS DODGE CORPORATION hereby appoints Timothy R. Snider, Ramiro G. Peru and S. David Colton, each or any of them, proxies of the undersigned, each with power of substitution, at the special meeting of shareholders of the Corporation to be held at [•], on [•] at [•], MST and at any adjournments thereof, to vote all Common Shares of the Corporation held or owned by the undersigned, including any which may be held for the undersigned’s account under the Phelps Dodge Corporation Common Stock Investor Services Program administered by Mellon Investor Services LLC.

     For those participants who hold accounts with Common Shares through the Phelps Dodge Employee Savings Plan and/or The Phelps Dodge Corporation Supplemental Savings Plan: the undersigned instructs J.P. Morgan Chase Bank as Trustee for the Plans, to vote all shares or fractions of shares credited to the account of the undersigned as of the record date, as directed on the reverse side of this proxy. Those shares for which no directions are received will be voted by the Trustee in its sole discretion.

Please mark this box if you plan to attend the Special Meeting	THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY